UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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SCHEDULE 14A

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2021 Proxy Supplemental Materials

April 2021

JPMorgan Chase & Co.

The Board requests your support at our 2021 Annual Meeting

= Additional information provided on the following pages

The Board recommends you vote FOR each director nominee and the following management proposals:

1. **Election of Directors:** All of our nominees are highly qualified to contribute to the Board's effective oversight of management
2. **Advisory resolution to approve executive compensation:** We maintain a compensation program that is highly aligned to long-term performance outcomes and reflects shareholder feedback
3. **Approval of Amended and Restated Long-Term Incentive Plan effective May 18, 2021:** We continue to demonstrate prudence in our use of shares for equity compensation
4. **Ratification of independent registered public accounting firm**

The Board recommends you vote AGAINST each of the following shareholder proposals:

5. **Improve shareholder written consent:** The Firm already provides shareholders the ability to take action by written consent
6. **Racial equity audit and report:** The Firm is committed to maintaining a culture of respect and inclusion and to advancing racial equality and has taken steps including committing $30B to close the racial wealth divide and break down barriers of racism
7. **Independent board chairman:** The Board conducts an annual evaluation of its leadership structure and the Lead Independent Director provides an independent counterbalance to the Chairman
8. **Political and electioneering expenditure congruency report:** The Firm has long been engaged in the political process and believes it is in shareholders best interest to do so; we will continue to provide detailed public disclosure about our activities and expenditures

Executive summary

JPMorgan Chase franchise and oversight

JPMorgan Chase is a complete, global, diversified franchise with scale and complexity that requires oversight by an independent, highly skilled, and qualified Board

- Balanced mix of experience, skills, tenure and diversity with directors who have backgrounds and demonstrated success in areas aligned to our business and operations
- Succession planning process creates continued focus on Board and committee refreshment
- Annual evaluation of Board leadership structure undertaken, including appointment of Lead Independent Director

Sound governance practices

Our governance practices promote Board effectiveness and shareholder interests

- Regular, ongoing shareholder discussions ensure our practices incorporate and reflect investor feedback
- The Board's focus on refreshment ensures that it has the right balance of skills, experiences and perspectives to oversee a financial services company of our scale and complexity

Performance-driven compensation program

Our executive compensation program is highly aligned to performance outcomes and responsive to shareholder input

- Maintained the several enhancements implemented last year in response to recent shareholder feedback
- 83% of the CEO's variable pay is deferred into equity, of which 100% is in at-risk performance share units ("PSUs")

Integrated approach to sustainability

Our Board has oversight of sustainability matters and the Firm is working to achieve key sustainability-related commitments

- Our comprehensive approach to sustainable development integrates business, community and environmental objectives and leverages our global capabilities
- We publish an annual ESG Report and ESG disclosures are informed by the Global Reporting Initiative, Sustainability Accounting Standards Board and Task Force on Climate-related Financial Disclosures
- In 2020, the Firm embarked on numerous initiatives including a Paris-aligned financing commitment and the launch of the Center for Carbon Transition

We have built a Complete, Global, Diversified franchise that is At Scale

Exceptional client franchises	Unwavering principles	Long-term shareholder value	Sustainable business practices
■ **Customer centric** and **easy to do business with** ■ **Comprehensive** set of products and services ■ Focus on **safety and security** ■ **Powerful brands**	■ **Fortress** balance sheet ■ **Risk governance** and **controls** ■ **Culture** and **conduct** ■ **Operational resilience**	■ Continuously **investing** in the future while maintaining **expense discipline** ■ Focus on **customer experience** and **innovation** ■ **Employer of choice** for top talent	■ Promoting **sound governance** ■ Serving a **diverse** customer base ■ Investing in and **supporting** our **communities** ■ Integrating **environmental sustainability** into business and operating decisions

For information on JPMorgan Chase's response to COVID-19 for employees, consumers, businesses and communities, please visit jpmorganchase.com/covid-19

2020 highlights – strong performance continues to support shareholder value

We gained market share in many of our businesses, demonstrated strong expense discipline, continued to achieve high customer satisfaction scores, and maintained a fortress balance sheet

Net income of **$29.1 BILLION** while adding $12.2B of credit reserves	EPS of **$8.88**	ROE of **12%** ROTCE[1] of **14%**	Book value per share ("BVPS") of **$81.75** Tangible book value per share ("TBVPS")[1] of **$66.11**	Distributed **$16.3 BILLION** to shareholders[2]

For additional information on total shareholder return ("TSR") and financial performance over time, please see slides 12 and 13
For additional information and footnotes, please see slide 16

To meet the unique challenges of 2020, the Firm enhanced existing programs and launched new efforts to demonstrate our continued commitment

The Firm's response to COVID-19

- At the onset of the pandemic, invoked resiliency plans to allow its businesses to remain operational
- Implemented alternative work arrangements globally, with the majority of the workforce still working from home, and health and safety protocols and provided additional benefits to employees during the pandemic
- Responded to increased market volatility, client demand for credit and liquidity and ongoing impacts to consumers and businesses
- Supported clients by providing assistance including through participation in the Small Business Administration's Paycheck Protection Program

Our Path Forward – $30 billion commitment to advance racial equity

- Announced $30B commitment over the next five years to advance racial equity and combat systemic racism and will work to:
  - Promote affordable housing and homeownership for underserved communities through new home purchase loans and refinancing loans for Black and Latinx households and financing of affordable rental units
  - Grow Black and Latinx-owned businesses by providing additional loans to small businesses and supplier opportunities
  - Improve financial health and access to banking in Black and Latinx communities
  - Accelerate investment in employees and build a more diverse and inclusive workforce by holding executives accountable for progress on diversity, equity and inclusion priorities

Advancing climate solutions

- Climate change is a critical issue and JPMorgan Chase strives to do our part. In 2020, the Firm:
  - Committed to align our financing activities in three sectors—oil and gas, electric power and automotive manufacturing—with the goals of the Paris Agreement
  - Launched the Center for Carbon Transition to engage clients on their long-term business strategies and provide centralized access to sustainability-focused financing, research and advisory solutions
  - Facilitated more than $220 billion in transactions that advance sustainable development, including more than $55 billion toward green initiatives
  - Sourced renewable energy for 100% of our global power needs and committed to become carbon neutral in our operations

Our independent, highly skilled and qualified directors are equipped to guide the Firm's strategy and provide effective oversight

Our Board provides independent oversight of the Firm's business and affairs

- Oversees the Firm's financial performance and condition
- Sets the cultural "tone at the top"
- Reviews the Firm's strategic objectives and plans
- Evaluates the CEO's performance and oversees talent management for other senior executives
- Oversees the Firm's risk management and internal control frameworks

The Board's focus on refreshment ensures that it has the right balance of skills, experiences and perspectives to oversee a financial services company of our scale and complexity

Composition of Board nominees

Overview

- **90%** Independent
- **40%** Women
  - 3 of 3 Directors added in the past 3 years are women
- **10%** Black
- **61.9** years average age
- **8.5** years average tenure

Wide range of executive experience & skills

10	Finance and accounting
10	Public company governance
7	Financial services
8	Technology
9	International business operations
10	Regulated industries
10	Leadership of a large, complex organization
10	Risk management and controls
10	Management development, succession planning and compensation

Board leadership structure is reviewed and evaluated on an annual basis

- The Board believes it is **important to retain flexibility** to determine its leadership structure based on the particular composition of the Board, the individuals serving in leadership positions, and the needs and opportunities of the Firm as they change over time
- Currently, our CEO serves as Chairman of the Board, and a non-management director serves as the Board's Lead Independent Director
- **Both the Chairman and Lead Independent Director have clearly-defined, robust responsibilities**
- **Our Lead Independent Director is appointed annually by the independent directors**
  - We regularly engage with our shareholders about Board leadership roles
- Our Lead Independent Director:
  - Focuses on the Board's priorities and processes
  - Facilitates independent oversight of management
  - Promotes open dialogue among the independent directors during Board meetings, at executive sessions without the presence of the CEO and between Board meetings

Our governance practices promote Board effectiveness and are aligned with shareholder interests

Regular and ongoing discussions with shareholders ensure our **practices incorporate and reflect investor feedback**

In 2020, we engaged with shareholders representing **approximately 45%** of the Firm's outstanding common stock across **~100 engagements** and discussed a variety of topics including executive compensation

Sound governance practices

- ✓ Executive sessions of independent directors at each regular Board meeting
- ✓ Annual Board and committee self-assessment guided by Lead Independent Director
- ✓ Ongoing director education
- ✓ Robust shareholder engagement process with participation from Lead Independent Director
- ✓ Semi-annual Board review of investor feedback
- ✓ Ongoing Board refreshment consideration
- ✓ Ongoing oversight of ESG matters
- ✓ Direct Board access to management
- ✓ 75% or more director attendance for both Board and committee meetings from all directors
- ✓ Annual election of all directors by majority vote
- ✓ 100% committee independence

Sound pay practices

- ✓ Principles-based compensation philosophy
- ✓ Robust anti-hedging/anti-pledging provisions
- ✓ Strong clawback provisions
- ✓ Significant portion of pay at risk
- ✓ Majority of variable pay is deferred equity
- ✓ Competitive benchmarking
- ✓ Responsible use of equity
- ✓ Risks, controls and conduct impact pay
- ✓ Strong share holding requirements
- ✘ No golden parachute agreements
- ✘ No special severance
- ✘ No guaranteed bonuses
- ✘ No special executive benefits

Our executive compensation program promotes a well-governed, long-term approach aligned to performance outcomes and shareholder interests


Business Results
+
Risk, Controls & Conduct
+
Client/ Customer/ Stakeholder
+
Teamwork & Leadership
=
OC Member Performance
OC Member Performance
Pay Level
Pay Mix


Total Compensation
Salary
Cash Incentive
RSUs
PSUs
Year 1
Year 2
Year 3
Year 4
Year 5
RSUs
50% payout
50% payout
PSUs
Performance Period
0%-150% payout based on average ROTCE over the 3-year performance period
2-Year hold post-vesting

In its disciplined assessment of the Operating Committee's ("OC") 2020 performance against the four broad performance dimensions, the Compensation & Management Development Committee ("CMDC") took into account:

- **Business Results**, including absolute and relative performance over multiple years
- **Risk, Controls & Conduct**, including feedback received from the Firm's risk and control professionals
- **Client/Customer/Stakeholder**, including our engagement in communities and commitment to provide economic opportunity to underserved communities
- **Teamwork & Leadership**, including creating a diverse, inclusive, respectful and accountable environment and developing employees, managers and leaders

In making their ultimate OC member pay decisions, the CMDC and the Board balanced the outstanding efforts and performance of the Firm during COVID-19 with the impact of the pandemic on the Firm's other stakeholders

As part of its review of the PSU design in 2020, the CMDC considered the strong (92%) support our Say on Pay resolution received at our annual meeting of shareholders in May 2020 and decided to maintain the same design, including the several enhancements made in the previous year. Several executive compensation disclosure enhancements requested by shareholders have also been maintained

The key features of the 2020 PSU awards granted in January 2021 included:

- A payout calculation methodology based on the Firm's three-year average ROTCE performance on both an absolute and relative basis
- An absolute upper ROTCE threshold of 18% (vs. 17% in 2017, and 18% in 2018 and 2019) and a lower threshold of 6% (no change from prior years)
- An appropriately rigorous relative payout scale:
  - 150% payout for top relative ranking only
  - Target (100%) payout requiring above median performance
  - Maximum payout of 80% for below median performance
  - 0% payout for bottom relative performance

Absolute 3-Year Average ROTCE[1]	Payout
≥18%	150%
6% to <18%	Payout by relative ROTCE Scale
<6%	0%

Relative 3-Year Average ROTCE[1]	Payout
1st Quartile	130% to 150%
2nd Quartile	90% to 120%
3rd Quartile	60% to 80%
4th Quartile	0% to 50%

Relative Ranking	1	2	3	4	5	6	7	8	9	10	11	12
Payout: 2019-2020 Awards	150%	140%	130%	120%	100%	90%	80%	70%	60%	50%	40%	0%
Payout: 2017-2018 Awards	150%	150%	150%	125%	112.5%	100%	100%	85%	70%	55%	40%	25%
			75th			Median			25th			

We promote pay-for-performance practices that attract and retain top talent, are responsive to and aligned with shareholders, and encourage a shared success culture in support of our Business Principles and strategic framework

For additional information and footnotes, please see slide 16

We are seeking approval of our Amended and Restated Long-Term Incentive Plan

We are seeking approval of our Amended and Restated Long-Term Incentive Plan (the "2021 Plan"), to renew the term of the Amended and Restated Long-Term Incentive Plan approved by shareholders on May 15, 2018 (the "2018 Plan") by four years, to a term date of May 31, 2025, and to authorize approximately 29 million additional shares, bringing the total number of shares authorized under the Plan to 85 million shares (which is unchanged from the 2018 Plan)

- During our shareholder outreach program, our shareholders indicated a preference for more frequent requests for approval of a smaller quantity of shares, as opposed to requesting larger quantities less frequently
- As a result, the CMDC and the Board considered this feedback in determining the number of shares to request for authorization under the 2021 Plan
- The 2021 Plan would also continue to incorporate our compensation program for non-employee directors, with certain established retainers (both cash and equity) and certain limitations on future changes to those retainers (which are unchanged from the 2018 Plan)
- Key governance practices and features of the 2018 Plan will be maintained, including:
  - Exclusion of a stock option / stock appreciation rights ("SARs") recycling feature
  - Inclusion of a minimum vesting requirement of three years (ratable) for 95% of shares awarded to employees, and a one-year minimum vesting requirement on the remaining 5%
  - Limitation of the maximum number of shares that can be granted as incentive stock options to 7 million

We continue to demonstrate prudence in our use of shares for equity compensation, including:

- A disciplined approach to annual share usage (burn rate) and potential dilution levels


History Burn Rate[1]
1.0%
0.7%
0.6%
0.7%
0.6%
2016
2017
2018
2019
2020


Historical Total Potential Dilution[2]
5.3%
4.6%
4.8%
4.3%
3.8%
2016
2017
2018
2019
2020

- One of the lowest compensation expense ratios among our primary financial services peers


Historical Compensation Expense Ratio[3]
2018
2019
2020
13% 14% 16%
30% 29% 28%
34% 34% 30%
29% 29% 30%
35% 35% 38%
44% 45% 43%
38% 41% 48%
American Express
JPMorgan Chase & Co.
Goldman Sachs
Citigroup
Bank of America
Morgan Stanley
Wells Fargo

For additional information and footnotes, please see slide 16

The Firm is committed to maintaining a culture of respect and inclusion and to advancing racial equity, and we have taken significant steps to combat systemic racism

We have made and continue to make substantial commitments to advance racial equity and combat systemic racism

- **$30B commitment** through business, community and policy solutions to close the racial wealth divide, support employees and break down barriers of systemic racism
- **Increasing diversity, equity and inclusion and equality** across leadership, underrepresented groups and at the Company
- Continuing **investments in Advancing Black Pathways** to strengthen the economic foundation of the Black community
- Building on the Firm's supplier diversity effort by spending an additional **$750mm with Black and Latinx suppliers**

Our commitments include continued extensive engagement with stakeholders and a framework of accountability

- In developing our commitments, we considered the impact of our businesses, products and services on our employees, customers and suppliers, and the communities in which we are present
- To define priorities and goals, we **solicited input and sought feedback from more than 65 external organizations**, local community groups and philanthropic partners, as well as employees and customers
  - Through the **Chase Advisory Panel program**, our senior executives engage with national civil rights organizations and consumer policy groups to discuss issues related to the Firm's products, policies, customer facing practices and communications, and public policy issues
- Established an **executive accountability framework**, which considers these priorities and progress in year-end performance evaluations and compensation decisions for members of the Operating Committee and their direct reports
- We believe our Board provides effective oversight of culture and human capital management and of our lending and charitable contributions practices and the **full Board provides rigorous oversight of our efforts** and receives regular detailed updates on our progress

JPMorgan Chase has long been engaged in the political process with governance and transparency being important components of our approach

Overview

- Governance and transparency are important components of our approach
  - Our lobbying and political activities, as well as our governance and oversight practices, are described in detail on the Political Engagement and Public Policy Statement page of our website
- The Firm has paused all giving from its Political Action Committee ("PAC") to evaluate our overall PAC mission, governance and giving strategies
- We believe participation in the political process is essential and intend to maintain an employee political engagement program moving forward and continue to provide detailed public disclosure
- Given our prudent policies and practices we received the **Trendsetter** ranking *(scoring 90% or higher, with a score of over **97%**)* for political disclosure and accountability by the most recent Center for Political Accountability-Zicklin Index of Corporate Political Accountability and Disclosure, which ranks the political spending disclosure of S&P 500 companies

Process

- The Firm's political engagement and public policy activities are managed by our global Government Relations and Public Policy team ("GRPP") which pre-approves and manages all Firm-sponsored political activity and expenditures, in accordance with the Firm's Code of Conduct
- The GRPP team reports to the Head of Corporate Responsibility who regularly reports to the Public Responsibility Committee ("PRC") of the Board regarding the Firm's political activity, expenditures and engagement.
  - At least once per year, the PRC reviews the Firm's significant policies and practices regarding political contributions, major lobbying priorities and principal trade association memberships, including their continued relevance to the Firm's public policy objectives.
- This organization and leadership helps us focus the Firm's political engagement efforts on those public policy issues most relevant to the long-term interests of the Firm and our clients and shareholders

The Firm has long been engaged in the political process and believes it is in shareholders best interest to do so; we will continue to provide detailed public disclosure about our activities and expenditures

Agenda

JPMorgan Chase & Co.

Total shareholder return ("TSR")[1]

$100 investment in JPM at the end of 2010 would be valued at $393 at the end of 2020

Performance for the period ended December 31, 2020	JPMorgan Chase	S&P Financials Index	KBW Bank Index
1-YEAR	(6)%	(2)%	(10)%
3-YEAR	30%	13%	0%
5-YEAR	122%	69%	53%
10-YEAR	293%	178%	137%



$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
JPM Outperformance
$393
$278
$237

For additional information and footnotes, please see slide 16

The Firm has demonstrated sustained, strong financial performance over time

Increasing net income by over 50% over the past 10 years while adding substantial credit reserves and capital



Net Income ($B)
$19.0
$21.3
$17.9
$21.7
$24.4
$24.7
$24.4²
$32.5
$36.4
$29.1
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020

Generated strong ROE and ROTCE[1]



ROTCE
ROE
15%
15%
11%
13%
13%
13%
12%²
17%
19%
14%
11%
11%
9%
10%
11%
10%
10%
13%
15%
12%
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020

Delivered sustained growth in EPS, BVPS and TBVPS[1]



EPS
BVPS
TBVPS
$4.48
$5.19
$4.34
$5.29
$6.00
$6.19
$6.31²
$9.00
$10.72
$8.88
$46.52
$51.19
$53.17
$56.98
$60.46
$64.06
$67.04
$70.35
$75.98
$81.75
$33.62
$38.68
$40.72
$44.60
$48.13
$51.44
$53.56
$56.33
$60.98
$66.11
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020

For additional information and footnotes, please see slide 16

JPMORGAN CHASE & CO.

Annual meeting overview

The annual meeting will be held in a virtual meeting format only, there will be no physical location for shareholders to attend

Logistics

- **Date:** Tuesday, May 18, 2021
- **Time:** 10:00 a.m. Eastern Time
- **Virtual meeting site:** www.virtualshareholdermeeting.com/JPM2021

Access

- To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/JPM2021 and enter the 16-digit control number included on your proxy card, voting instruction form or notice you previously received

Questions

- Shareholders may submit questions either before the meeting, from May 3 to May 14, 2021, or during a portion of the meeting
- If you wish to submit a question before the meeting, you may log into www.proxyvote.com using your 16-digit control number and follow the instructions to submit a question
- Alternatively, if you wish to submit a question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/JPM2021 using the 16-digit control number and follow the instructions to submit a question
- Questions pertinent to meeting matters will be answered during the meeting, subject to time limitations

Agenda

JPMorgan Chase & Co.

Notes

Notes on non-GAAP financial measures

1. Tangible common equity ("TCE"), ROTCE and TBVPS are each non-GAAP financial measures. TCE represents the Firm's common stockholders' equity (i.e., total stockholders' equity less preferred stock) less goodwill and identifiable intangible assets (other than mortgage servicing rights), net of related deferred tax liabilities. ROTCE measures the Firm's net income applicable to common equity as a percentage of average TCE. TBVPS represents the Firm's TCE at period-end divided by common shares at period-end. TCE, ROTCE and TBVPS are utilized by the Firm, as well as investors and analysts, in assessing the Firm's use of equity. The following tables provide reconciliations and calculations of these measures for the periods presented.

Non-GAAP reconciliations

	Average									
	December 31,									
(in millions, except per share and ratio data)	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020
Common stockholders' equity	$ 173,266	$ 184,352	$ 196,409	$ 207,400	$ 215,690	$ 224,631	$230,350	$229,222	$232,907	$236,865
Less: Goodwill	48,632	48,176	48,102	48,029	47,445	47,310	47,317	47,491	47,620	47,820
Less: Other intangible assets	3,632	2,833	1,950	1,378	1,092	922	832	807	789	781
Add: Certain deferred tax liabilities(a)	2,635	2,754	2,885	2,950	2,964	3,212	3,116	2,231	2,328	2,399
Tangible common equity	$123,637	$136,097	$149,242	$ 160,943	$170,117	$179,611	$185,317	$183,155	$186,826	$190,663
Net income applicable to common equity	$ 18,327	$ 20,606	$ 17,081	$ 20,620	$ 22,927	$ 23,086	$ 22,778	$30,923	$34,844	$27,548
Return on common equity(b)	11%	11%	9%	10%	11%	10%	10%	13%	15%	12%
Return on tangible common equity(c)	15	15	11	13	13	13	12	17	19	14

(a) Represents deferred tax liabilities related to tax-deductible goodwill and to identifiable intangibles created in nontaxable transactions, which are netted against goodwill and other intangibles when calculating TCE.

(b) Represents net income applicable to common equity / average common stockholders' equity.

	Period-end									
	December 31,									
(in millions, except per share and ratio data)	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020
Common stockholders' equity	$ 175,514	$ 194,727	$ 199,699	$ 211,664	$ 221,505	$ 228,122	$ 229,625	$230,447	$234,337	$249,291
Less: Goodwill	48,188	48,175	48,081	47,647	47,325	47,288	47,507	47,471	47,823	49,248
Less: Other intangible assets	3,207	2,235	1,618	1,192	1,015	862	855	748	819	904
Add: Certain deferred tax liabilities(a)	2,729	2,803	2,953	2,853	3,148	3,230	2,204	2,280	2,381	2,453
Tangible common equity	$ 126,848	$ 147,120	$ 152,953	$ 165,678	$ 176,313	$ 183,202	$ 183,467	$184,508	$188,076	$201,592
Common shares	3,772.7	3,804.0	3,756.1	3,714.8	3,663.5	3,561.2	3,425.3	3,275.8	3,084.0	3,049.4
Book value per share(d)	$ 46.52	$ 51.19	$ 53.17	$ 56.98	$ 60.46	$ 64.06	$ 67.04	$70.35	$75.98	$81.75
Tangible book value per share(e)	33.62	38.68	40.72	44.60	48.13	51.44	53.56	56.33	60.98	66.11

(c) Represents net income applicable to common equity / average TCE.

(d) Represents common stockholders' equity at period-end / common shares at period-end.

(e) Represents TCE at period-end / common shares at period-end.

2. On December 22, 2017, the TCJA was signed into law. The Firm's results for the year ended December 31, 2017, included a $2.4 billion decrease to net income, as a result of the enactment of the TCJA, as well as a legal benefit of $406 million (after-tax) related to a settlement with the FDIC receivership for Washington Mutual and with Deutsche Bank as trustee to certain Washington Mutual trusts. Adjusted net income, adjusted ROTCE and adjusted earnings per share, which exclude the impact of these significant items, are each non-GAAP financial measures. Management believes these measures help investors understand the effect of these items on reported results.

Additional notes

1. The Firm reviews the results of the lines of business on a "managed" basis. The Firm's definition of managed basis starts, in each case, with the reported U.S. GAAP results and includes certain reclassifications to present total net revenue for the Firm (and each of the reportable business segments) on a fully taxable-equivalent basis. Accordingly, revenue from investments that receive tax credits and tax-exempt securities is presented in the managed results on a basis comparable to taxable investments and securities. These financial measures allow management to assess the comparability of revenue from year to-year arising from both taxable and tax-exempt sources. The corresponding income tax impact related to tax-exempt items is recorded within income tax expense. These adjustments have no impact on net income as reported by the Firm as a whole or by the lines of business.

Notes (cont'd)

Additional information regarding slide 3: "We have built a Complete, Global, Diversified franchise that is At Scale"

1. ROTCE and TBVPS are each non-GAAP financial measures; for a reconciliation and further explanation, see footnote 1 on slide 15.
2. Reflects common dividends and common stock repurchases, net of common stock issued to employees.

Additional information regarding slide 8: "Our executive compensation program promotes a well-governed, long-term approach aligned to performance outcomes and shareholder interests"

1. Average ROTCE is calculated over the three-year performance period using unadjusted reported data as set forth in public financial disclosures.

Additional information regarding slide 9: "We are seeking approval of our Amended and Restated Long-Term Incentive Plan"

1. Burn Rate reflects the number of shares (including RSUs, PSUs and SARs) granted to employees and directors in a calendar year divided by the weighted average diluted shares outstanding.
2. Total Potential Dilution reflects the number of employee and director shares outstanding (including RSUs, PSUs and SARs) plus the shares remaining in the LTIP pool divided by the number of common shares outstanding at year-end.
3. Compensation Expense Ratio reflects Compensation & Benefits expenses divided by total net revenue for each company. JPMC revenue reflects results on a managed basis, please refer to Additional notes, Note 1, on slide 15 for the definition of a managed basis. Source: Form 10-K filings.

Additional information regarding slide 12: "Total shareholder return ("TSR")"

1. TSR shows the actual return of the stock price, with dividends reinvested.

Additional information regarding slide 13: "The Firm has demonstrated sustained, strong financial performance over time"

1. ROTCE and TBVPS are each non-GAAP financial measures; for a reconciliation and further explanation, see footnote 1 on slide 15.
2. Excluding the impact of the enactment of the Tax Cuts and Jobs Act ("TCJA") of $(2.4) billion and a legal benefit of $406 million (after-tax) in 2017, adjusted net income would have been $26.5 billion, adjusted ROTCE would have been 13% and adjusted EPS would have been $6.87. Adjusted net income, adjusted ROTCE and adjusted EPS are each non-GAAP financial measures; for further explanation, see footnote 2 on slide 15.

Forward-looking statements

These Proxy Supplemental Materials contain forward-looking statements. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as "anticipate," "target," "expect," "estimate," "intend," "plan," "goal," "believe" or other words of similar meaning. Forward-looking statements provide JPMorgan Chase & Co.'s ("JPMorgan Chase" or the "Firm") current expectations or forecasts of future events, circumstances, results or aspirations, and are subject to significant risks and uncertainties. These risks and uncertainties could cause the Firm's actual results to differ materially from those set forth in such forward-looking statements. Certain of such risks and uncertainties are described in JPMorgan Chase's Annual Report on Form 10-K for the year ended December 31, 2020. JPMorgan Chase does not undertake to update the forward-looking statements included in these Proxy Supplemental Materials to reflect the impact of circumstances or events that may arise after the date the forward-looking statements were made.

This document is only a summary of certain information in JPMorgan Chase & Co.'s 2021 Proxy Statement, and shareholders should read the Proxy Statement in its entirety before voting their shares.

No websites that are cited or referred to in these Proxy Supplemental Materials shall be deemed to form part of, or to be incorporated by reference into, these Proxy Supplemental Materials.